SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 31, 2016

THE FEMALE HEALTH COMPANY

(Exact name of registrant as specified in its charter)

Wisconsin

(State or other jurisdiction of incorporation)

1-13602	39-1144397
(Commission File Number)	(I.R.S. Employer I.D. Number)

150 North Michigan Avenue Suite 1580 Chicago, Illinois	60601
(Address of Principal Executive Offices)	(Zip Code)

312-595-9123

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note.

On October 31, 2016, The Female Health Company, a Wisconsin corporation (“FHC”), completed a merger transaction (the “Transaction”) with Aspen Park Pharmaceuticals, Inc., a Delaware corporation (“APP”), pursuant to an Amended and Restated Agreement and Plan of Merger, dated as of October 31, 2016, (the “Amended Merger Agreement”), among FHC, APP, and FHC’s wholly owned subsidiary Blue Hen Acquisition, Inc. (“APP Merger Sub”).

Item 1.01	Entry into a Material Definitive Agreement.

On October 31, 2016, FHC, APP and APP Merger Sub entered into the Amended Merger Agreement. Pursuant to the Amended Merger Agreement, on October 31, 2016, APP became a wholly-owned subsidiary of FHC through the merger of APP Merger Sub with and into APP (the “APP Merger”) with APP continuing as the surviving corporation.

Under the terms of the Amended Merger Agreement, pursuant to the APP Merger, the outstanding shares of APP common stock and preferred stock were converted into the right to receive in the aggregate 2,000,000 shares of FHC Common Stock and 546,756 shares of FHC Class A Convertible Preferred Stock - Series 4 (the “Series 4 Preferred Stock”). Each share of Series 4 Preferred Stock will automatically convert into 40 shares of FHC Common Stock upon the approval by the requisite vote of FHC’s shareholders of (a) an amendment to FHC’s Articles of Incorporation to increase the total number of authorized shares of FHC Common Stock to a sufficient number to permit such conversion and (b) such conversion of the Series 4 Preferred Stock pursuant to the applicable provisions of the NASDAQ listing rules. After giving effect to such conversion, the former APP stockholders will own approximately 23,870,000 shares of FHC Common Stock in total, constituting approximately 45% of the outstanding shares of FHC Common Stock as of the date of this report. The terms of the Series 4 Preferred Stock are described in more detail in Item 5.03 below.

Each of Harry Fisch, M.D., Karen Fisch, K&H Fisch Family Partners, LLC and Mitchell Steiner, M.D., has entered into an Amended and Restated Lock-Up Agreement (the “Lock-Up Agreements”) with FHC which generally prohibits each such holder from transferring 75% of the shares of FHC Common Stock and Series 4 Preferred Stock the holder is entitled to receive in the APP Merger for a period of 18 months following the closing of the APP Merger.

FHC and APP have made customary representations, warranties and covenants in the Amended Merger Agreement. The shares of FHC Common Stock and Series 4 Preferred Stock that will be subject to the Lock-Up Agreements will be held in escrow for a period of one-year after the closing of the APP Merger as the sole remedy for APP’s indemnification obligations set forth in the Amended Merger Agreement pursuant to the terms of an Escrow Agreement. Seventy-five percent of the shares held in escrow are eligible for release from escrow six months after the closing of the APP Merger, although any shares released from escrow will remain subject to the Lock-Up Agreements until the end of their term.

In connection with the Amended Merger Agreement, FHC also entered into a Registration Rights Agreement with the former stockholders of APP receiving shares of FHC

Common Stock and Series 4 Preferred Stock in connection with the APP Merger pursuant to which such stockholders have been granted certain demand registration rights and piggyback registration rights to participate in subsequent registered offerings of FHC Common Stock, subject to the terms and conditions of the Lock-Up Agreements.

The foregoing summary is qualified in its entirety by reference to the Amended Merger Agreement, the form of the Lock-Up Agreements, the Escrow Agreement and the Registration Rights Agreement, each of which is attached as an exhibit to this report and incorporated herein by reference in its entirety. The Amended Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about FHC or APP. The representations, warranties and covenants contained in the Amended Merger Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Amended Merger Agreement. The representations, warranties and covenants may have been made for the purposes of allocating risk between FHC and APP instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Amended Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of FHC, APP or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Amended Merger Agreement, which subsequent information may or may not be fully reflected in FHC’s public disclosures.

In connection with the Transaction, FHC issued a warrant to purchase up to 2,585,379 shares of FHC Common Stock to Torreya Capital, FHC’s financial advisor (the “Financial Advisor Warrant”). The Financial Advisor Warrant has a five-year term, a cashless exercise feature and a strike price equal to $1.93 per share, the average price of FHC Common Stock for the ten day period preceding the original announcement of the APP Merger on April 6, 2016. The foregoing summary is qualified in its entirety by reference to the Financial Advisor Warrant, which is attached as Exhibit 10.4 to this report and incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On October 31, 2016, FHC completed the Transaction with APP pursuant to the Amended Merger Agreement. The information set forth in the Introductory Note and Item 1.01 to this report is incorporated herein by reference.

Pursuant to the Amended Merger Agreement, on October 31, 2016, APP became a wholly-owned subsidiary of FHC through the APP Merger. Pursuant to the APP Merger, the outstanding shares of APP common stock and preferred stock were converted into the right to receive in the aggregate 2,000,000 shares of FHC Common Stock and 546,756 shares of Series 4 Preferred Stock. The terms of the Series 4 Preferred Stock are described in Item 5.03 below.

Neither FHC nor any of its affiliates, directors or officers has any material relationship with any of APP’s stockholders other than in connection with the Transaction and the other transactions contemplated by the Amended Merger Agreement.

The foregoing summary is qualified in its entirety by reference to the Amended Merger Agreement, which is attached as Exhibit 10.4 to this report and incorporated herein by reference.

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The completion of the APP Merger pursuant to the Amended Merger Agreement resulted in a default in FHC’s compliance with certain covenants in the Credit Agreement, dated as of December 29, 2015, as amended (the “Credit Agreement”), between FHC and BMO Harris Bank N.A. (the “Bank”), and will constitute an “event of default” under the Credit Agreement. FHC has no amounts outstanding under the Credit Agreement and the effect of the default is that FHC may not borrow under the line of credit pursuant to the Credit Agreement and the Bank may terminate the Credit Agreement unless the Bank agrees to waive the default.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Items 1.01 and 2.01 related to the issuance of shares of FHC Common Stock and Series 4 Preferred Stock to the APP stockholders is incorporated herein by reference. The shares of FHC Common Stock and Series 4 Preferred Stock issued to the APP stockholders in connection with the Amended Merger Agreement were not registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder. The Transaction was a privately negotiated transaction that did not involve general solicitation, and all but one of the stockholders of APP have represented that they are “accredited investors” as defined in Regulation D under the Securities Act.

The information set forth in Item 1.01 related to the Financial Advisor Warrant is incorporated herein by reference. The Financial Advisor Warrant was not registered under the Securities Act in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder. The issuance of the Financial Advisor Warrant was a privately negotiated transaction with an “accredited investor” as defined in Regulation D under the Securities Act that did not involve general solicitation.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Departure of Directors. Four members of FHC’s Board of Directors resigned effective upon consummation of the Transaction with APP: William R. Gargiulo, Jr., Donna Felch, Andrew S. Love and Sharon Meckes.

Appointment of New Directors. Effective upon the consummation of the Transaction with APP, FHC’s Board of Directors was set at nine members and six new members were appointed to FHC’s Board of Directors: Mitchell S. Steiner, M.D., Harry Fisch, M.D., Elgar Peerschke, Georges Makhoul, Lucy Lu, M.D. and Mario Eisenberger, M.D. Three members of FHC’s Board of Directors, O.B. Parrish, David R. Bethune and Mary Margaret Frank, Ph.D., will continue to serve on FHC’s Board of Directors. Elgar Peerschke has been appointed as the Chairman of the Board and O.B. Parrish has been appointed as the Vice Chairman of the Board.

Biographical information regarding the new directors is provided in the definitive proxy statement filed by FHC with the Securities and Exchange Commission on August 8, 2016 (the “Proxy Statement”) in the section entitled “Board of Directors and Executive Officers of Veru After the Completion of the Mergers” and is incorporated herein by reference.

The members of FHC’s Audit Committee are Mary Margaret Frank, Ph.D. (Chair), Lucy Lu, M.D. and Georges Makhoul. The members of FHC’s Compensation Committee are Elgar Peerschke (Chair), Lucy Lu, M.D. and Georges Makhoul. The members of FHC’s Nominating and Corporate Governance Committee are David R. Bethune (Chair), Mario Eisenberger, M.D. and Mary Margaret Frank, Ph.D.

The members of FHC’s Board of Directors as of the closing of the Transaction were appointed pursuant to the Amended Merger Agreement. Other than as described herein, there are (1) no arrangements or understandings between any new member of FHC’s Board of Directors and any other person pursuant to which such director was appointed to FHC’s Board of Directors, and (2) no transactions between any new member of FHC’s Board of Directors and FHC that would require disclosure under Item 404(a) of Regulation S-K.

Changes to Executive Officers. Effective upon the consummation of the Transaction with APP, Mitchell S. Steiner, M.D. was appointed as President and Chief Executive Officer of FHC and Daniel Haines was appointed as Chief Financial Officer and Chief Operating Officer of FHC. Dr. Steiner is a party to an employment agreement with FHC, which was described in and filed as Exhibit 10.1 to FHC’s Current Report on Form 8-K filed on April 6, 2016, which description and exhibit are incorporated herein by reference. Other than as described herein or in FHC’s Current Report on Form 8-K filed on April 6, 2016, there are no transactions between Dr. Steiner or Mr. Haines and FHC that would require disclosure under Item 404(a) of Regulation S-K.

Biographical information regarding Dr. Steiner and Mr. Haines is provided in the Proxy Statement in the section entitled “Board of Directors and Executive Officers of Veru After the Completion of the Mergers” and is incorporated herein by reference.

In addition, as of October 31, 2016, Michele Greco and Martin Tayler will no longer be executive officers of FHC. Both Ms. Greco and Mr. Tayler continue to be employed by FHC pursuant to the terms of their respective employment agreements, which were described in and filed as Exhibits 10.2 and 10.3 to FHC’s Current Report on Form 8-K filed on April 6, 2016, which description and exhibits are incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On October 31, 2016, immediately prior to the closing of the APP Merger, FHC filed Articles of Amendment (the “Articles of Amendment”) to FHC’s Amended and Restated Articles of Incorporation containing the Statement of Terms of the Series 4 Preferred Stock. The Articles of Amendment are attached as Exhibit 3.1 to this report and are incorporated herein by reference.

Pursuant to the Articles of Amendment, the terms of the Series 4 Preferred Stock include the following:

•	Each share of Series 4 Preferred Stock will automatically convert into 40 shares of FHC Common Stock upon receipt by FHC of approval by the affirmative vote of the holders of the Corporation’s capital stock by the required vote under the Wisconsin Business Corporation Law and the NASDAQ listing rules, as applicable, of (i) an amendment to FHC’s Amended and Restated Articles of Incorporation to increase the total number of authorized shares of Common Stock by a sufficient amount to permit such conversion and (ii) the conversion of the Series 4 Preferred Stock pursuant to applicable NASDAQ rules.

•	Upon a Liquidation Event, the holders of the Series 4 Preferred Stock will be entitled to a liquidation preference equal to the greater of (a) $1.00 per share (or $546,756 in the aggregate for all of the shares of Series 4 Preferred Stock), or (b) the amount holders would have received if the Series 4 Preferred Stock had converted to FHC Common Stock. Based on the number of shares of FHC Common Stock outstanding as of the date of this report, the amount available for distribution to the holders of FHC’s capital stock would have to be less than approximately $1,325,000, or approximately $0.025 per share, in order for the liquidation preference amount of $546,756 to be greater than the amount the holders of the Series 4 Preferred Stock would have received if the Series 4 Preferred Stock had converted to FHC Common Stock. For purposes of the Articles of Amendment, a “Liquidation Event” includes any voluntary or involuntary liquidation, dissolution or winding up of FHC and certain transactions involving an acquisition of FHC (which are referred to as “Fundamental Changes” in the Articles of Amendment).

•	The Series 4 Preferred Stock is redeemable on the first to occur of (i) the 20th anniversary of the date of original issuance or (ii) a Fundamental Change, at a price equal to $1.00 per share, unless converted into FHC Common Stock prior to such redemption.

•	The Series 4 Preferred Stock is senior to all existing and future classes of FHC capital stock upon a Liquidation Event, and no senior or additional pari passu preferred stock may be issued without the consent of the holders of a majority of the outstanding shares of Series 4 Preferred Stock.

•	The Series 4 Preferred Stock participates in dividends paid to holders of the FHC Common Stock on an as converted basis.

•	The Series 4 Preferred Stock has one vote per share and will generally vote with the FHC Common Stock on a one share to one share basis.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

The audited financial statements of APP as of September 30, 2015 and for the year ended September 30, 2015 and as of September 30, 2014 and for the period from June 9, 2014 (inception) to September 30, 2014 will be filed by amendment to this report no later than January 14, 2017 (71 calendar days after the date on which this initial report was required to be filed), as permitted by Item 9.01(a)(4).

The unaudited financial statements of APP as of June 30, 2016 and for the nine months ended June 30, 2016 will be filed by amendment to this report no later than January 14, 2017 (71 calendar days after the date on which this initial report was required to be filed), as permitted by Item 9.01(a)(4).

(b)	Pro forma financial information.

The pro forma financial information as of June 30, 2016 and for the nine months ended June 30, 2016 will be filed by amendment to this report no later than January 14, 2017 (71 calendar days after the date on which this initial report was required to be filed), as permitted by Item 9.01(b)(2).

(d)	Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description

2.1	Amended and Restated Agreement and Plan of Merger, dated as of October 31, 2016, among The Female Health Company, Blue Hen Acquisition, Inc. and Aspen Park Pharmaceuticals, Inc.

3.1	Articles of Amendment to Amended and Restated Articles of Incorporation of The Female Health Company.

10.1	Form of Lock-Up Agreement.

10.2	Registration Rights Agreement, dated as of October 31, 2016, among The Female Health Company and the former stockholders of Aspen Park Pharmaceuticals, Inc.

10.3	Escrow Agreement, dated as of October 31, 2016, among The Female Health Company, O.B. Parrish, David R. Bethune and Mary Margaret Frank, Ph.D., acting as the committee representing the interests of The Female Health Company, Mitchell S. Steiner, M.D., in his capacity as nominee for the stockholders of The Female Health Company identified on Exhibit A thereto, and Computershare Trust Company, N.A., as escrow agent.

10.4	Warrant to Purchase Common Stock, dated October 31, 2016, issued by The Female Health Company to Torreya Capital, a division of Financial West Investment Group.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FEMALE HEALTH COMPANY

Date: November 2, 2016

	BY	/s/ Daniel Haines
Daniel Haines, Chief Operating Officer and
Chief Financial Officer